EXHIBIT 24



                            POWER OF ATTORNEY
                            -----------------


       KNOWN ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Bradford T. Smith his true and lawful attorney-in-fact and agent, with full power of substitute for him and in his name, place and stead, in any and all capacities, in connection with the filing for the undersigned on Form 3 and Form 4 under the Securities Act of 1934, as amended, including, without limiting the generality of the foregoing, to sign the Form 3 and Form 4 in the name and on behalf of the undersigned or on behalf of the undersigned as a director or officer of the Corporation, and any amendments to the Form 3 or Form 4, and any instrument, contract, document or other writing, of or in connection with the Form 3 and Form 4 or amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       IN WITNESS WHEREOF, the undersigned has signed these presents this 16 day of July, 2003.


                                        /s/ M. Keith Weikel
                                        -----------------------------
                                        M. Keith Weikel, Ph.D.













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